As filed with the Securities and Exchange Commission on November 20, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

P10, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6282	87-2908160
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

(214) 865-7998

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Luke A. Sarsfield III

Chief Executive Officer

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

(214) 865-7998

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Adam Finerman, Esq.

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, NY 10111

Tel: (216) 589-4233

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form S-3 is being filed to satisfy our obligations to register the resale of Company securities held by Robert Alpert (“Mr. Alpert”), C. Clark Webb (“Mr. Webb”), 210/P10 Acquisition Partners LLC, 210 Capital, LLC, Covenant RHA Partners, L.P., CCW/LAW Holdings, LLC, or RHA Investments, Inc., as set forth in the Amended and Restated Employment Agreement that P10 Intermediate Holdings, LLC (collectively, the “Alpert/Webb Selling Stockholders”) entered into as of May 12, 2023 with each of Mr. Alpert and Mr. Webb (the “Employment Agreements”).

The Employment Agreements required us to file this registration statement with respect to the resale by Mr. Alpert, Mr. Webb and their affiliates of shares of Class A common stock, as well as the shares of Class A common stock issuable upon conversion or exercise of Class B common stock, restricted stock units or stock options (the “Conversion Shares”), that had been issued to Mr. Alpert, Mr. Webb or their affiliates as of the filing date.

In addition to the shares beneficially held by the Alpert/Webb Selling Stockholders, the Company is also registering certain additional shares beneficially owned directly or indirectly by Scott Gwilliam, a director, and Kent P. Dauten, and certain of their affiliates (together with the Alpert/Webb Selling Stockholders, the “Selling Stockholders”).

This registration of shares of Class A common stock, including those issuable upon conversion, vesting or exercise, and the Conversion Shares beneficially held by the Selling Stockholders for resale should not be construed as reflecting the present intention by the Selling Stockholders to sell any such shares and it is not an offering of any shares by the Company.

PROSPECTUS

P10, Inc.

22,243,654

Shares of

Class A Common Stock

by Selling

Stockholders

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus (or their successors in interest) (the “Selling Stockholders”) of up to 22,243,654 shares of our Class A common stock, par value $0.001 per share (“Class A common stock”), which includes: (i) 7,463,516 shares of Class A common stock held directly or indirectly by certain Selling Stockholders; (ii) up to 13,798,583 shares of Class A common stock issuable upon conversion of shares of our Class B common stock, par value $0.001 per share (“Class B common stock”), held directly or indirectly by certain Selling Stockholders; (iii) up to 118,280 shares of Class A common stock issuable upon vesting and settlement of restricted stock units held directly or indirectly by certain Selling Stockholders; (iv) up to 13,089 shares of Class A common stock that were issued as shares of restricted stock to a Selling Stockholder and remain subject to vesting; and (v) up to 850,186 shares of Class A common stock issuable upon exercise of stock options held directly or indirectly by certain Selling Stockholders. We will not receive any proceeds from the sale of our securities by the Selling Stockholders. See “Selling Stockholders.”

We will bear all of the registration expenses incurred in connection with the registration of these shares of Class A common stock. The Selling Stockholders will pay discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of Class A common stock.

The Selling Stockholders identified in this prospectus may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. For more information on the Selling Stockholders, see the section entitled “Selling Stockholders.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision. Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “PX”. On November 17, 2023, the last reported sales price of our Class A common stock was $9.18 per share. We have two classes of common stock: Class A common stock and Class B common stock. Each share of Class A common stock entitles its holder to one vote per share. Each share of Class B common stock entitles its holder to ten votes per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and page 35 of our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference herein as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders (or their pledgees, donees, transferees or other successors-in-interest) may, from time to time, sell or otherwise dispose of the securities described in this prospectus in one or more offerings. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.

This prospectus provides you with a general description of the shares of Class A common stock that the Selling Stockholders may sell or otherwise dispose of. You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the information incorporated by reference herein or therein. For information about the distribution of securities offered, please see “Plan of Distribution” below. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make any investment decisions regarding the securities. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. All of the summaries are qualified in their entirety by the actual documents. In making an investment decision, you must rely on your own examination of the Company and the terms of the offering and the securities, including the merits and risks involved.

We are not making any representation to any purchasers of the securities regarding the legality of an investment in the securities by such purchasers. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “P10,” “we,” “us,” “our” and similar terms refer to P10, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain or may contain forward-looking statements, which reflect our current views with respect to, among other things, future events and financial performance, our operations, strategies and expectations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions are intended to identify these forward-looking statements. Any forward-looking statements contained in this prospectus are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this or any forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks, uncertainties and assumptions, including but not limited to global and domestic market and business conditions, our successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described or incorporated by reference under “Risk Factors”. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or any applicable prospectus supplement. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information or future developments, except as otherwise required by law.

SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the documents incorporated by reference herein carefully, including the information referenced under the heading “Risk Factors” and in our financial statements, together with any accompanying prospectus supplement.

Overview

We are a leading multi-asset class private market solutions provider in the alternative asset management industry. Our mission is to provide our investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. We structure, manage and monitor portfolios of private market investments, which include specialized funds and customized separate accounts within primary investment funds, secondary investments, direct investments and co-investments, (collectively, “specialized investment vehicles”) across highly attractive asset classes and geographies in the middle and lower middle markets that generate superior risk-adjusted returns. Our existing portfolio of private solutions include Private Equity, Venture Capital, Impact Investing and Private Credit. Our deep industry relationships, differentiated investment access and structure, proprietary data analytics, and our portfolio monitoring and reporting capabilities provide our investors the ability to navigate the increasingly complex and difficult to access private markets investments.

Our revenue is composed almost entirely of recurring management and advisory fees, with the vast majority of fees earned on committed capital that is typically subject to ten- to fifteen-year lock up agreements. We have an attractive business model that is underpinned by highly recurring, diversified management and advisory fee revenues, and strong free cash flow. The nature of our solutions and the integral role that our solutions play in our investors’ investment decisions have translated into high revenue visibility and investor retention.

We are differentiated by the scale, depth, diversity and investment performance of our solutions, which are bolstered by the investment expertise of our investment team, our long-standing access to leading fund managers, our robust and constantly expanding data capabilities and our disciplined investment process. We market our solutions under well-established brands within the specialized markets in which we operate. These include RCP Advisors 2, LLC and RCP Advisors 3, LLC (collectively, “RCP Advisors”) and Bonaccord Capital Partners, LLC (“Bonaccord”), our Private Equity solutions; TrueBridge Capital Partners LLC (“TrueBridge”), our Venture Capital solution; Enhanced Capital Group, LLC (“Enhanced”), our Impact Investing solution; Five Points Capital, Inc. (“Five Points”) and Hark Capital Advisors, LLC (“Hark”), and Westech Investment Advisors LLC (“WTI”), our Private Credit solutions (Five Points also offers certain private equity solutions). We believe adding new asset class solutions will foster deeper manager relationships, enabling managers and portfolio companies alike to benefit from our offering and expect to expand within other asset classes and geographies through additional acquisitions and future planned organic growth by providing additional specialized investment vehicles within our existing investment asset class solutions. As of the date of this prospectus, we are pursuing additional acquisitions and are in discussions with certain target companies, however the Company does not currently have any agreements or commitments with respect to any acquisitions.

Our success and growth have been driven by our long history of strong performance and our position in the private markets ecosystem. We believe our growing scale in the middle and lower-middle market provides us a competitive advantage with investors and fund managers. In addition, our senior investment professionals have developed strong and long-tenured relationships with leading middle and lower middle market private equity and venture capital firms, which we believe provides us with differentiated access to the relationship-driven middle and lower-middle market private equity and venture capital sectors. As we expand our offerings, our investors entrust us with additional capital, which strengthens our relationships with our fund managers, drives additional investment opportunities, sources more data, enables portfolio optimization and enhances returns, and in turn attracts new investors. We believe this powerful feedback process will continue to strengthen our position within the private markets ecosystem. In addition, our multi-asset class solutions are highly synergistic, and coupled with our vast network of general partners and portfolio companies, drive cross-solution sourcing opportunities.

Our global investor base includes some of the world’s largest institutional investors, including pension funds, endowments, foundations, corporate pensions and financial institutions. In addition, we have a strong footprint within some of the most prominent family offices and high net worth individuals. We have a significant presence within the middle and lower middle-market private markets industry in North America, where the majority of our capital is currently being deployed as we leverage our differentiated solutions to serve our global investors.

Corporate Information

P10, Inc. was incorporated in Delaware on January 20, 2021 as a wholly owned subsidiary of P10 Holdings, Inc. P10, Inc. became the sole stockholder of P10 Holdings, Inc. pursuant to a corporate reorganization. Our principal executive office is located at 4514 Cole Avenue, Suite 1600, Dallas, Texas 75205, and our phone number is (214) 865-7998. Our website is www.p10alts.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

The Securities That May Be Offered

Common Stock

The Selling Stockholders may offer or sell up to an aggregate of 22,243,654 Class A common stock in one or more offerings. We will not receive any proceeds from any such sale by the selling stockholders.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution” or in any applicable prospectus supplement. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Holders of our Class A common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

All shares of Class A common stock offered by this prospectus are being registered for resale by the Selling Stockholders. We will not receive any of the proceeds from the sale of these securities. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the resale of the shares of Class A common stock.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, including the Class A common stock offered by this prospectus, is a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”), copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

As of the date of this prospectus, our authorized capital stock consists of 510,000,000 shares of Class A common stock, par value $0.001 per share, 180,000,000 shares of Class B common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Unless our board of directors determines otherwise, we issue all shares of our Class A common stock and Class B common stock in uncertificated form.

Class A Common Stock

Our Class A common stock is our publicly traded stock, registered under Section 12 of the Exchange Act and listed on NYSE under the symbol “PX”. Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Voting Power

The holders of Class A common stock and Class B common stock shall vote together as one class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation. Each holder of shares of Class A common stock shall be entitled to one vote for each share of Class A common stock held of record by such holder as of the applicable record date on any matter submitted to a vote of stockholders generally, and until a Sunset (as defined below) has become effective, each holder of shares of Class B common stock shall be entitled to 10 votes for each share of Class B common stock held of record by such holder as of the applicable record date on any matter submitted to a vote of stockholders generally. From and after such time when the Sunset has become effective, each share of Class B common stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A common stock in accordance with Section 4.4(b)(iii). The holders of shares of common stock shall not have cumulative voting rights.

A “Sunset” is triggered by any of the earlier of the following: (i) the Sunset Holders (as defined in the Amended and Restated Certificate of Incorporation (as defined below)) cease to maintain direct or indirect beneficial ownership of 10% of the outstanding shares of Class A common stock (determined assuming all outstanding shares of Class B common stock have been converted into Class A common stock), (ii) the Sunset Holders collectively cease to maintain direct or indirect beneficial ownership of at least 25% of the aggregate voting power of the outstanding shares of common stock, and (iii) upon the tenth anniversary of the effective date of the Amended and Restated Certificate of Incorporation.

Dividends

Holders of Class A common stock and Class B common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

Upon the dissolution, liquidation or winding up of the Corporation, the holders of any outstanding series of preferred stock, shares of Class A common stock and Class B common stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Preemptive or Other Rights

No holder of shares of common stock, solely by virtue of such holder’s status as such, shall be entitled to preemptive or subscription rights.

Election of Directors

Our Charter provides that our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors.

Class B Common Stock

On October 20, 2021, in connection with our initial public offering, the Company undertook certain transactions as part of a corporation reorganization (the “P10 Reorganization”), pursuant to which, among other things, the Company issued an aggregate of 97,155,596 shares of the Company’s Class B common stock, par value $0.001 per share, to all of the then-existing stockholders of P10 Holdings, Inc. (“P10 Holdings”) and certain other investors. Holders of Class B common stock may elect to convert shares of Class B common stock on a one-for-one basis into Class A common stock at any time. After a Sunset (as defined below) becomes effective, each share of Class B common stock will automatically convert into Class A common stock. A “Sunset” is triggered by any of the earlier of the following: (i) the Sunset Holders (as defined in the Amended and Restated Certificate of Incorporation (as defined below)) cease to maintain direct or indirect beneficial ownership of 10% of the outstanding shares of Class A common stock (determined assuming all outstanding shares of Class B common stock have been converted into Class A common stock), (ii) the Sunset Holders collectively cease to maintain direct or indirect beneficial ownership of at least 25% of the aggregate voting power of the outstanding shares of common stock, and (iii) upon the tenth anniversary of the effective date of the Amended and Restated Certificate of Incorporation.

Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required in our Certificate of Incorporation or by applicable law.

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A and Class B common stock will be entitled to receive pro rata our remaining assets available for distribution, unless otherwise approved by separate votes of the Class A and Class B common stock.

Preferred Stock

Our board of directors is authorized to issue, without further action by the stockholders, up to 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, we have no shares of preferred stock issued and outstanding and we have not designated any series of preferred stock. Subject to limitations prescribed by law and the Certificate of Incorporation, shares of preferred stock may be issued from time to time in one or more series as the board of directors may from time to time determine by resolution and by causing the filing of a preferred stock designation for the issuance of the shares of preferred stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE Manual, which would apply so long as the Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “PX.”

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW AND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

Certain provisions of our Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

These provisions include:

Super Voting Stock. The Class A common stock and Class B common stock vote together on all matters on which stockholders are entitled to vote, except as set forth in our Certificate of Incorporation or required by applicable law. However, until a Sunset becomes effective, the Class B common stock will have ten votes per share and the Class A common stock will have one vote per share. Consequently, the holders of our Class B common stock will have greater influence over decisions to be made by our stockholders, including the election of directors.

Classified Board. Our Certificate of Incorporation and Bylaws classify our board of directors into three classes of directors, serving staggered three-year terms of office. Our board of directors has the exclusive power to fix the number of directors in each class. Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Vacancies occurring on the board of directors, whether due to death, resignation, removal, retirement, disqualification or for any other reason, and newly created directorships resulting from an increase in the authorized number of directors, shall be filled solely by a majority of the remaining members of the board of directors or by a sole remaining director. As long as our board is classified, the existence of a classified board could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

Action by Written Consent; Special Meetings of Stockholders. Our Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders. In addition, our Certificate of Incorporation and Bylaws provide that special meetings of stockholders may be called only by the board of directors or the chairman of the board of directors.

Election and Removal of Directors. The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not expressly provide for cumulative voting. While the board is classified, directors may be removed, but only for cause, with the affirmative vote of the holders of a majority of the voting power of our common stock.

Authorized but Unissued Shares. As described above under the heading “Description of Capital Stock—Authorized but Unissued Capital Stock”, the existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. In general, Section 203 of the DGCL, an anti-takeover law, prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock, which person or group is considered an interested stockholder under the DGCL, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

We have elected in our Certificate of Incorporation not to be subject to Section 203. However, our Certificate of Incorporation contains provisions that have the same effect as Section 203, except that they provide that the Sunset Holders, their affiliates, groups that include the Sunset Holders and certain of their direct and indirect transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Advance Notice Provisions. Our Bylaws require stockholders seeking to nominate persons for election as directors at an annual or special meeting of stockholders, or to bring other business before an annual or special meeting (other than a proposal submitted under Rule 14a-8 under the Exchange Act), to provide timely notice in writing. A stockholder’s notice to our corporate secretary must be in proper written form and must set forth certain information, as required under our Bylaws, related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination is made as well as their control persons and information about the proposal or nominee for election to the board of directors.

Exclusive forum. Our Certificate of Incorporation provides that, unless we select or consent in writing to the selection of another forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) shall be the exclusive forum for any complaints asserting any “internal corporate claims,” which include claims in the right of our company (i) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery. Furthermore, unless we select or consent to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our Certificate of Incorporation. It is possible that a court could find our exclusive forum provision to be inapplicable or unenforceable. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;

•	any transaction from which the director derived an improper personal benefit; or

•	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

DIVIDEND POLICY

The payment of dividends on our common stock will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our board of directors may deem relevant.

SELLING STOCKHOLDERS

The Selling Stockholders named below may resell from time to time up to 22,243,654 shares of the Class A common stock, including up to 14,767,049 shares of Class A common stock that may be issued upon the conversion of Class B common stock, settlement of outstanding restricted stock units, or exercise of outstanding stock options and 13,089 shares of restricted stock that are subject to vesting. All shares of Class B common stock identified or otherwise described below were originally issued by the Company through certain transactions undertaken as part of the corporate reorganization effected by the Company in connection with its initial public offering, with such shares of Class B common stock being issued in exchange for certain equity interests in a predecessor or affiliate of the Company, as applicable, that were acquired by such holders in a private placement prior to the initial public offering.

The following table shows information as of the date hereof regarding (i) the number of shares of Class A common stock held of record or beneficially by the Selling Stockholders as of such date (as determined below) (including the number of shares of Class A common stock that may be issued upon the conversion of Class B common stock, settlement of outstanding restricted stock units, or exercise of outstanding stock options and the number shares of restricted Class A common stock that are subject to vesting) and (ii) the number of shares that may be offered under this prospectus by the Selling Stockholders. The beneficial ownership of the issued and issuable shares of Class A common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The percentage of shares owned prior to completion of the offering is based on 53,122,612 shares of Class A common stock outstanding as of November 10, 2023.

	Shares of Class A common stock beneficially owned before this offering			Shares of Class A common stock offered pursuant to this prospectus		Shares of Class A common stock beneficially owned after this offering
Name of Selling Stockholder	Number of shares		Percentage of shares	Number of shares		Number of shares	Percentage of shares
Robert Alpert (1)(2)	769,996	(2)	1.4%	769,996	(2)	0	0.0%
C. Clark Webb (1)(3)	866,770	(3)	1.6%	866,770	(3)	0	0.0%
210/P10 Acquisition Partners LLC (1)(4)	13,167,397	(4)	24.8%	13,167,397	(4)	0	0.0%
Kent P. Dauten Trust dated 2/23/83 (5)	6,274,938	(5)	11.8%	6,274,938	(5)	0	0.0%
Amanda Porter Dauten GST Descendant’s Trust dated 12/7/12 (6)	77,038	(6)	0.1%	77,038	(6)	0	0.0%
Benjamin Paul Dauten GST Descendant’s Trust dated 12/7/12 (7)	77,038	(7)	0.1%	77,038	(7)	0	0.0%
Jenna Stewart Dauten GST Descendant’s Trust dated 12/7/12 (8)	77,038	(8)	0.1%	77,038	(8)	0	0.0%
Katherine Margaret Dauten GST Descendant’s Trust dated 12/7/12 (9)	77,038	(9)	0.1%	77,038	(9)	0	0.0%
Scott L. Gwilliam (10)	325,448	(10)	0.6%	325,448	(10)	0	0.0%
Gwilliam Family Investments LLC (11)	530,953	(11)	1.0%	530,953	(11)	0	0.0%

(1)	The address of the principal office of this Selling Stockholders is 4514 Cole Avenue, Suite 1600 Dallas, Texas 75205.
(2)

The aggregate amount of shares set forth above includes: (i) 334,150 shares held directly by Robert Alpert that were received pursuant to awards granted under the Company’s 2021 Incentive Plan (the “Plan”) in consideration for Mr. Alpert’s services to the Company as Co-Chief Executive Officer and pursuant to that certain Executive Transition Agreement, dated effective as of October 23, 2023, between Mr. Alpert and the

Company (the “Alpert Agreement”); (ii) 10,753 shares of Class A common stock issuable upon vesting of an award of restricted stock units issued to Mr. Alpert pursuant to the Alpert Agreement; (iii) 228,659 shares issuable upon exercise of certain stock options, each with an exercise price of $9.93 per share, granted to Mr. Alpert on March 9, 2023, pursuant to the Plan and the terms of the Alpert Agreement, which options were immediately vested and exercisable; and (iv) 196,434 shares issuable upon exercise of certain stock options, each with an exercise price of $9.17 per share, granted to Mr. Alpert on October 23, 2023, pursuant to an award granted under the Plan that became vested and exercisable in accordance with the terms of the Alpert Agreement. As of the date of this prospectus, Mr. Alpert serves as the Executive Chairman of the Company. Prior to his appointment as Executive Chairman in October 2023, Mr. Alpert had served as the Co-Chief Executive Officer of the Company since 2017. In addition, Mr. Alpert currently serves as a member of the board of directors of the Company, a position he has held since 2017.
(3)

The aggregate amount of shares set forth above includes: (i) 334,150 shares held directly by C. Clark Webb that were received pursuant to awards granted under the Plan in consideration for Mr. Webb’s services to the Company as Co-Chief Executive Officer and pursuant to that certain Executive Transition Agreement, dated effective as of October 23, 2023, between Mr. Webb and the Company (the “Webb Agreement”); (ii) 107,527 shares of Class A common stock issuable upon vesting of an award of restricted stock units issued to Mr. Webb pursuant to the Webb Agreement; (iii) 228,659 shares issuable upon exercise of certain stock options, each with an exercise price of $9.93 per share, granted to Mr. Webb on March 9, 2023, pursuant to the Plan and the terms of the Webb Agreement, which options were immediately vested and exercisable; and (iv) 196,434 shares issuable upon exercise of certain stock options, each with an exercise price of $9.17 per share, granted to Mr. Webb on October 23, 2023, pursuant to an award granted under the Plan that became vested and exercisable in accordance with the terms of the Webb Agreement. As of the date of this prospectus, Mr. Webb serves as the Executive Vice Chairman of the Company. Prior to his appointment as Executive Vice Chairman in October 2023, Mr. Webb had served as the Co-Chief Executive Officer of the Company since 2017. In addition, Mr. Webb currently serves as a member of the board of directors of the Company, a position he has held since 2017.

(4)

The aggregate amount of shares set forth above consists of 13,167,397 shares that are issuable upon the conversion of the same number of shares of Class B common stock that are beneficially owned directly or indirectly by 210/P10 Acquisition Partners LLC, 210 Capital, LLC, Covenant RHA Partners, L.P., CCW/LAW Holdings, LLC, RHA Investments, Inc., Robert Alpert, and C. Clark Webb (collectively, the “210 Group Holders”). As of the date of this prospectus, these shares of Class B common stock are owned directly by 210/P10 Acquisition Partners LLC, which may be deemed to be controlled indirectly by Mr. Alpert and Mr. Webb through their respective control of the other members of the 210 Group Holders. Certain 210 Group Holders are party to a controlled company agreement, dated October 20, 2021, as amended, with the Company and other parties named therein, which provides that the Company must include in its slate of nominees two directors designated by the 210 Group Holders so long as they continue to hold at least 10% of the outstanding shares (or one director designated by the 210 Group Holders if they hold less than 10% but at least 5% of the outstanding shares). Mr. Alpert and Mr. Webb have served as the two directors that have been designated by the 210 Group Holders pursuant to the controlled company agreement. 210/P10 Acquisition Partners LLC acquired its shares in connection with the reorganization described above.

(5)

The aggregate amount of shares set forth above consists of 6,274,938 shares of Class A common stock held directly by the Kent P. Dauten Trust dated 2/23/83, of which Kent P. Dauten is trustee. This trust acquired these shares upon the conversion of the same number of shares of Class B common stock that it received from a distribution by an affiliate of Keystone Capital, which had received such shares in connection with the reorganization described above. The address for this Selling Stockholder is 155 N. Wacker Drive, #4150, Chicago, Illinois 60606.

(6)

The aggregate amount of shares set forth above consists of 77,038 shares of Class A common stock held directly by the Amanda Porter Dauten GST Descendant’s Trust dated 12/7/12, of which Elizabeth Dauten, wife of Kent P. Dauten, is trustee. This trust acquired these shares upon the conversion of the same number of shares of Class B common stock that it received from a distribution by an affiliate of Keystone Capital, which had received such shares in connection with the reorganization described above. The address for this Selling Stockholder is 155 N. Wacker Drive, #4150, Chicago, Illinois 60606.
(7)

The aggregate amount of shares set forth above consists of 77,038 shares of Class A common stock held directly by the Benjamin Paul Dauten GST Descendant’s Trust dated 12/7/12, of which Elizabeth Dauten is trustee. This trust acquired these shares upon the conversion of the same number of shares of Class B common stock that it received from a distribution by an affiliate of Keystone Capital, which had received such shares in connection with the reorganization described above. The address for this Selling Stockholder is 155 N. Wacker Drive, #4150, Chicago, Illinois 60606.

(8)

The aggregate amount of shares set forth above consists of 77,038 shares of Class A common stock held directly by the Jenna Stewart Dauten GST Descendant’s Trust dated 12/7/12, of which Elizabeth Dauten is trustee. This trust acquired these shares upon the conversion of the same number of shares of Class B common stock that it received from a distribution by an affiliate of Keystone Capital, which had received such shares in connection with the reorganization described above. The address for this Selling Stockholder is 155 N. Wacker Drive, #4150, Chicago, Illinois 60606.

(9)

The aggregate amount of shares set forth above consists of 77,038 shares of Class A common stock held directly by the Katherine Margaret Dauten GST Descendant’s Trust dated 12/7/12, of which Elizabeth Dauten is trustee. This trust acquired these shares upon the conversion of the same number of shares of Class B common stock that it received from a distribution by an affiliate of Keystone Capital, which had received such shares in connection with the reorganization described above. The address for this Selling Stockholder is 155 N. Wacker Drive, #4150, Chicago, Illinois 60606.

(10)

The aggregate amount of shares set forth above includes: (i) 12,126 shares of Class A common stock held directly by Scott L. Gwilliam, which were originally acquired by Mr. Gwilliam as shares of restricted stock in consideration for his services as a director of the Company and have since vested; (ii) 13,089 shares of restricted Class A common stock that remain subject to vesting and were issued to Mr. Gwilliam in consideration for his services as a director of the Company; and (iii) 300,233 shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock that are held directly by Mr. Gwilliam, which shares of Class B common stock consist of (a) 9,451 shares that were originally issued as shares of restricted stock in consideration for his services as a director and have since vested, (b) 21,500 shares that were originally issued to Mr. Gwilliam in connection with the reorganization described above and (c) 269,282 shares that were acquired by Mr. Gwilliam from a distribution by an affiliate of Keystone Capital, which had received such shares in connection with the reorganization described above. Mr. Gwilliam currently serves as a director on the board of directors of the Company, and has served in this position since October 2021. The address for this Selling Stockholder is c/o Keystone Capital, 155 N Wacker, Suite 4150, Chicago, IL 60606.

(11)

The aggregate amount of shares set forth above includes: (i) 200,000 shares of Class A common stock held directly by Gwilliam Family Investments LLC, which acquired these shares upon the conversion of the same number of shares of Class B common stock; and (ii) 330,953 shares that are issuable upon the conversion of the same number of shares of Class B common stock that are held directly by Gwilliam Family Investments LLC. The foregoing shares of Class B common stock were acquired by Gwilliam Family Investments LLC from a distribution of shares of Class B common stock by an affiliate of Keystone Capital, which had received such shares in connection with the reorganization described above. Mr. Gwilliam is the Managing Member of the Gwilliam Family Investments LLC. The address for this Selling Stockholder is c/o Keystone Capital, 155 N Wacker, Suite 4150, Chicago, IL 60606.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Stockholders or their permitted transferees from time to time of up to 22,243,654 shares of Class A common stock, including up to 14,767,049 shares of Class A common stock that may be issued upon the conversion of Class B common stock, settlement of outstanding restricted stock units, or exercise of outstanding stock options and 13,089 shares of restricted stock that are subject to vesting.

We will pay all fees and expenses incident to the registration of the shares of the Class A common stock to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of shares of the Class A common stock.

We will not receive any of the proceeds from the sale of the shares of the Class A common stock by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the Class A common stock less any discounts and commissions borne by the Selling Stockholders.

The shares of Class A common stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling shares of the Class A common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell the shares of Class A common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

through trading plans entered into by the Selling Stockholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling

Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell our securities short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholders or borrowed from the Selling Stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the Selling Stockholders in settlement of those derivatives to close out any related open borrowings of securities. If applicable through securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Baker & Hostetler, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of P10, Inc. as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. Our filings are also available, free of charge, on our website at www.P10alts.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except any information that is superseded by information that is included in a document subsequently filed with the SEC.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of an offering of securities, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023;

•	Our Current Reports on Form 8-K filed on March 6, 2023, May 15, 2023, June 20, 2023, August 10, 2023, September 19, 2023, and October 25, 2023, and November 9, 2023;

•	Our Definitive Proxy Statement on Schedule 14A filed on April 24, 2023;

•

The description of the Company’s common stock contained in the Prospectus filed pursuant to Rule 424(b)(4) on October 22, 2021, including any amendment or report filed for the purpose of updating such description; and

•

The description of the Company’s common stock included in the Company’s Registration Statement on Form 8-A under the Exchange Act filed with the SEC on October 19, 2021, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

Attention: Amanda Coussens

(214) 865-7998

We maintain a website at www.P10alts.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

P10, Inc.

22,243,654

Shares of

Class A Common Stock

by Selling

Stockholders

PROSPECTUS

November 20, 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$30,253
Legal fees and expenses	25,000
Accounting fees and expenses	25,000
Miscellaneous	7,747

Total	$88,000

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Charter eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

•	any breach of his duty of loyalty to us or our stockholders;

•	cts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware; or

•	any transaction from which the director derived an improper personal benefit; or improper distributions to stockholders.

If the DGCL is amended to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee actually and reasonably incurred by such indemnitee in connection therewith.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. The foregoing summaries are subject to the text of the DGCL, the registrant’s amended and restated certificate of incorporation and amended and restated bylaws, and the indemnification agreements referred to above, and are qualified in their entirety by reference thereto.

Item 16.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2021)

3.2	Amended and Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2021)

4.1*	Form of Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan

4.2	Form of Stock Option Agreement under the 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 15, 2023)

4.3	Form of Restricted Stock Award Agreement under the 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed on October 18, 2021)

4.4	Executive Transition Agreement, dated October 20, 2023, by and between P10 Intermediate Holdings, LLC and Robert Alpert (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2023)

4.5	Executive Transition Agreement, dated October 20, 2023, by and between P10 Intermediate Holdings, LLC and C. Clark Webb (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2023)

5.1*	Opinion of Baker & Hostetler LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Baker & Hosttler, LLP (included in Exhibit 5.1)

Exhibit No.	Description

24.1	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

*	Filed Herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	That:

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 20, 2023.

P10, INC.

By:	/s/ Luke A. Sarsfield III
Name: Luke A. Sarsfield III
Title: Chief Executive Officer (Principal Executive Officer)

By:	/s/ Amanda Coussens
Name: Amanda Coussens
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Luke A. Sarsfield III and Amanda Coussens, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities indicated have signed this Registration Statement on the 20th day of November, 2023.

Signature	Title

/s/ Luke A. Sarsfield III Luke A. Sarsfield III	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Amanda Coussens Amanda Coussens	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Alpert Robert Alpert	Director and Executive Chairman

/s/ C. Clark Webb C. Clark Webb	Director and Executive Vice Chairman

/s/ David McCoy David McCoy	Director

/s/ Robert B. Stewart, Jr. Robert B. Stewart, Jr.	Director

/s/ Travis Barnes Travis Barnes	Director

/s/ Edwin Poston Edwin Poston	Director

/s/ Scott Gwilliam Scott Gwilliam	Director